UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(AMENDMENT NO. )

Filed by the Registrant         ☐

Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

ITEX CORPORATION
(Name of Registrant as Specified In Its Charter)

PAGIDIPATI FAMILY, LP

MPIC FUND I, LP

MPIC CANADIAN LP

CORNER MARKET CAPITAL MANAGEMENT, INC.

CORNER MARKET CAPITAL U.S., INC.

CORNER MARKET CAPITAL CORP.

SANJEEV PARSAD

ALNESH MOHAN

DAVID POLONITZA
RAHUL PAGIDIPATI

SIDD PAGIDIPATI

DR. WAYNE JONES

RICHARD POLONITZA

GRETA POLONITZA

G. ANDREW COOKE

DR. DEVAIAH PAGIDIPATI

DR. RUDRAMA PAGIDIPATI

KIRK ANDERSON

PAUL W. KIM

(Name Of Person(S) Filing Proxy Statement, If Other Than The Registrant)

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The Committee to Enhance ITEX (the “Committee”), together with the other Participants named herein, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the election of its slate of director nominees at the 2010 annual meeting of stockholders (the “Annual Meeting”) of ITEX Corporation.  The Committee has filed a definitive proxy statement with the SEC with regard to the Annual Meeting.

ITEX SHAREHOLDERS: REASONS TO VOTE

ONLY THE GOLD PROXY CARD

We will return over $5 million to shareholders during calendar 2011, starting with a $1.00 special dividend, followed by at least another $0.38 per share returned to shareholders. ITEX continues to hoard cash – cash which we will return to shareholders.

We will list ITEX on a NASDAQ exchange. ITEX is currently listed on the Over the Counter (OTC) Bulletin Board, an exchange that many professional investors do not consider when investing in stocks. Listing on the NASDAQ Stock Market will help to increase the stock’s liquidity, attract investors that would otherwise not invest in a bulletin board stock, and a NASDAQ listing lends a degree of prestige to a stock because it means the company has met that exchange's more rigorous listing standards.

We will hire a full-time Chief Financial Officer to work alongside the CEO.  ITEX’s current CEO has been the “interim” CFO of ITEX since 2003. A full-time CFO will ensure that the appropriate corporate governance standards are being maintained, while allowing the CEO to focus on growing the company.

We have nominated board members who have excellent business reputations and backgrounds:

Dr. Wayne Jones – Dr. Jones has experience in growing franchise organizations as CEO of the Pizza Hut Franchise Association, President of KFC Canada, Senior VP or Operations for Arby’s Restaurants, and Vice President of Marketing & Development for Tumbleweeds Restaurants Inc. Dr. Jones is also a Certified Expert Witness in franchising.

Sidd Pagidipati – Mr. Pagidipati has vast entrepreneurial experience as a co-founder of Freedom Health, the 3rd largest HMO in Florida and the 7th fastest growing company in 2009 according to Inc. 500. He is also the founder and CEO of Businesschamber.com, an online chamber of commerce. Mr. Pagidipati has also worked as an investment banker with Merrill Lynch and Donaldson, Lufkin & Jenrette.

Alnesh Mohan – Mr. Mohan founded Quantum Advisory Partners, a professional services firm that provides accounting, tax, internal audit and consulting services to private and public companies in Canada and the United States, and is currently the Chief Financial Officer of Hudson Resources.

Our interests are aligned with yours. As one of the largest shareholders of the firm, we seek to make money with you, having purchased a significant amount of shares over the past two years. Members of ITEX’s current board have not purchased a share of stock in the company since October 2006, with two of ITEX’s three current board members not purchasing a share of stock since September 2003.

We urge you to vote the GOLD card and NOT to sign any white proxy card sent to you by ITEX Corporation. Even if you have sent a white proxy card to ITEX Corporation, you have every right to change your vote. You may revoke that proxy and vote FOR our nominees, Dr. Wayne Jones, Sidd Pagidipati, and Alnesh Mohan, by signing, dating, and mailing the enclosed GOLD proxy card in the enclosed postage-paid envelope.

Please vote each GOLD proxy card you receive since each account must be voted individually. Remember: Since you will be receiving multiple mailings, only your latest dated proxy counts. To ensure accuracy, please do not delay your vote.

If you have any questions on how to vote your shares, please call our proxy solicitor:

INVESTORCOM, INC. at (877) 972-0090

E-mail: enhanceitex@investor-com.com

* * * *

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

The Committee to Enhance ITEX (the "Committee"), together with the other Participants (as defined below), has filed a definitive filing with the Securities and Exchange Commission ("SEC") of a proxy statement and accompanying proxy card to be used to solicit proxies for the election of its slate of director nominees at the 2010 annual meeting of stockholders of ITEX Corporation (the "Company").

THE COMMITTEE STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. SUCH PROXY STATEMENT IS AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, INVESTORCOM, INC. AT ITS TOLL-FREE NUMBER (877) 972-0090 OR VIA EMAIL AT ENHANCEITEX@INVESTOR-COM.COM.

The Participants in the proxy solicitation are David Polonitza, Dr. Wayne Jones, Sidd Pagidipati, Rahul Pagidipati. Sanjeev Parsad, Alnesh Mohan, Pagidipati Family, LP, MPIC Fund I, LP, MPIC Canadian LP, Corner Market Capital, Inc., Corner Market Capital, U.S., Inc., Corner Market Capital Corp., Richard Polonitza, Greta Polonitza, G. Andrew Cooke,  Dr. Devaiah Pagidipati and Dr. Rudrama Pagidipati  (collectively, the "Participants").

Information regarding the Participants and their affiliates, including their direct or indirect interests in the Company, by security holdings or otherwise, is contained in the Schedule 13D initially filed by David Polonitza on September 22, 2009, as amended or may be amended from time to time (the "Schedule 13D").  The Schedule 13D is currently available at no charge on the SEC's website at http://www.sec.gov.  As of the record date for the 2010 Annual Meeting (October 19, 2010), the Participants and their affiliates collectively own an aggregate of 474,941 shares of Common Stock of the ITEX Corporation, consisting of the following: (1) 127,975 shares held directly by David Polonitza, (2) 3,000 shares held directly by Rahul Pagidipati, (3) 140,779 shares held directly by the Pagidipati Family, LP, (4) 11,800 shares held directly by Devaiah and Rudrama Pagidipati, (5) 71,395 shares held directly by Kirk Anderson, (6) 6,000 shares held directly by Paul W. Kim, (7) 8,152 shares held directly by Richard and Greta Polonitza, (8) 80,000 shares held in accounts managed by MPIC FUND I, LP, (11) 14,380 shares held in accounts managed by MPIC CANADIAN, LP, (12) 11,460 shares held directly by G. Andrew Cooke. Each of the Participants disclaims beneficial ownership of such shares except to the extent of his/her/its pecuniary interest therein.